EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Hertz Technology Group, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 21, 1999 on the consolidated financial statements of Hertz Technology Group, Inc. included in the Annual Report on Form 10-KSB for the year ended August 31, 1999.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

April 14, 2000